Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

As independent registered public accountants, we consent to the incorporation by reference of our report dated June 24, 2011 relating to the financial statements and supplemental schedule of the NSTAR Savings Plan as of December 31, 2010 and for the year then ended included in this Form 11-K into NSTAR's previously filed Registration Statements on Form S-8 (File Nos. 333-87272 and 333-160263).

/s/ McGladrey & Pullen, LLP

Boston, Massachusetts

June 24, 2011